UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2008

Wolverine World Wide, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06024 (Commission File Number)	38-1185150 (IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan (Address of Principal Executive Offices)	49351 (Zip Code)

Registrant's telephone number, including area code:  (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On April 22, 2008, Wolverine World Wide, Inc. (the "Company") announced the appointment of Donald T. Grimes as the Company's Senior Vice President, Chief Financial Officer and Treasurer. Mr. Grimes will also be the Company's Chief Accounting Officer. The Company's Board of Directors approved Mr. Grimes' appointment on April 17, 2008, and it will become effective on his first day of employment at the Company, which is expected to be in late May 2008. Mr. Grimes will succeed Stephen L. Gulis, Jr., who will remain an Executive Vice President of the Company and will become President of the Company's Global Operations Group, as previously disclosed in a current report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2007.

          Mr. Grimes, age 45, is currently Executive Vice President and Chief Financial Officer of Keystone Automotive Operations, Inc., North America's largest distributor and marketer of automotive aftermarket accessories and equipment, and has held that position since 2007. From 1991 until 2006, he held several senior finance positions with Brown-Forman Corporation, a manufacturer and marketer of premium wines and spirits. In his last role with Brown-Forman, Mr. Grimes served as Vice President, Director of Beverage Finance (2006). Just prior to that, he served as Vice President, Director of Corporate Planning & Analysis (2003-2006) and Chief Financial Officer of Brown-Forman Spirits Americas (1999-2003).

          Mr. Grimes will receive a base salary of $385,000 per year and will have a target bonus of 35% of base salary under the Annual Bonus Plan and 35% of base salary under the Long-Term Incentive Plan. Upon his actual start date, Mr. Grimes will receive an award of 5,500 shares of restricted stock and a grant of 16,000 stock options, both subject to the Company's standard vesting and other conditions.

          The Company will enter into its standard Executive Severance Agreement and Indemnification Agreement with Mr. Grimes in connection with his appointment. The Executive Severance Agreement provides compensation in the event of certain terminations of employment within two years following a change in control of the Company, with a multiplier of two times salary and bonuses and other payments under the standard agreement. The Indemnification Agreement generally provides the terms upon which the Company will indemnify and advance expenses to Mr. Grimes.

          Mr. Grimes will also become eligible to participate in the Company's Supplemental Executive Retirement Plan (the "SERP") under the standard terms of the SERP participation agreement, with a participation level of 2% of average earnings. Under the terms of the participation agreement, Mr. Grimes will not become vested in the SERP until he has completed five years of service with the Company.

          A copy of the press release regarding the announcement of Mr. Grimes' appointment is attached as Exhibit 99.1 to this current report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

          99.1          Press Release dated April 22, 2008. This Exhibit shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 22, 2008	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Kenneth A. Grady
Kenneth A. Grady General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document

99.1

Wolverine World Wide, Inc. Press Release dated April 22, 2008. This Exhibit shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.